Exhibit 5.1

OPINION OF BARATTA, BARATTA & AIDALA, LLP

November 14, 2006

VoIP, Inc.
151 So. Wymore Rd., Suite 3000
Altamonte Springs, Florida 32714

Re:	VoIP, Inc. (the “Company”) 2004 Stock Option Plan Registration Statement on Form S-8

Gentlemen:

Reference is made to the Registration Statement on Form S-8 dated January 26, 2005 (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) by the Company. The Registration Statement relates to 4,000,000 shares (the “Shares”) of Common Stock, par value $.001 per share, (the “Common Stock”). The Shares will be issued and sold by the Company in accordance with the Company’s 2004 Stock Option Plan (the “Plan”).

Please be advised that we have examined originals or copies, certified or otherwise identified, to our satisfaction of the Certificate of Incorporation and By-Laws of the Company, Minutes of Meetings of the Board of Directors and Stockholders of the Company, the Plan, and such other documents, instruments and Certificates of Officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of those documents submitted to us as certified or photostatic copies.

Based upon the foregoing and having regard for such legal consideration as we deem relevant, and subject to the comments and exceptions noted below, we are of the opinion and so advise you that assuming (i) the options granted and to be granted in the future, have been or will be, as the case may be, duly granted in accordance with the terms of the Plan and the Company has taken all necessary action to authorize and approve the issuance of such shares pursuant to options, the terms of the offering thereof and related matters, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise options granted under the Plan, (iii) the grant and exercise of options is in accordance with the provisions thereof and in accordance with the provisions of the Plan, and (iv) the consideration for the shares of Common Stock issuable upon the exercise of the options is actually received by the Company as provided in the Plan, and such consideration exceeds the par value of such shares and will comply with applicable provisions of the Texas Business Corporation Act and the Texas Constitution regarding the form and amount of consideration for valid issuance of capital stock, then the shares of Common Stock to be issued by the Company pursuant to the Plan have been duly and validly authorized and will be, validly issued, fully paid, and non-assessable.

For the purposes of the opinions expressed above, we have assumed that, at the time of the issuance and delivery of the shares under Plan options, the Company will be validly existing and in good standing under the law of the State of Texas, it will have full power and authority to execute, deliver and perform its obligations under such Plan, option and/or board resolution, as the case may be, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

The opinion herein assumes that the laws of the State of Texas are identical to those of New York and we express no opinion as to the laws of any other jurisdiction. This opinion is solely for the benefit of the addressee hereof, and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document or other report, and may not be furnished to any person or entity. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission. This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.

Very truly yours, /s/ Baratta, Baratta & Aidala LLP BARATTA, BARATTA & AIDALA LLP